Exhibit No. 23(a)






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-33520 on Form S-8, Registration Statement No. 33-5134 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 33-38349 on Form S-3, Registration Statement No. 33-50597 on Form S-3, and Registration Statement No. 33-57835 on Form S-3 of Carolina Power & Light Company, of our report dated February 13, 1995, appearing in this Annual Report on Form 10-K of Carolina Power & Light Company for the year ended December 31, 1994.


/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
March 24, 1995